SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 12, 1997


                           The Chubb Corporation
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)



        New Jersey                    1-8661               13-2595722
(State or other jurisdiction      (Commission File       (IRS Employer
     of incorporation)                Number)          Identification No.)

                           15 Mountain View Road
                              P. O. Box 1615
                             Warren, New Jersey             07061-1615
                  ----------------------------------------------------
                  (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code 908-903-2000




                              Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)


Item 5. Other Information.

On June 12, 1997, The Chubb Corporation (the "Registrant") issued the press release attached as Exhibit 99.2 to this report and incorporated herein by reference.

Certain statements in this Report on Form 8-K and the exhibit hereto may be considered to be "forward looking statements" as that term is defined in the Private Securities Reform Act of 1995, such as statements that include the words or phrases "are expected to", "plan to", "are anticipated" or to other similar expressions. In particular, this Report and the exhibit hereto include forward looking statements relating to the Corporation's expectations with respect to the sale of portions of its real estate properties. The factors which could cause actual results to differ materially from those suggested by any such statements include, but are not limited to, those discussed or identified from time to time in the Corporation's public filings with the Securities & Exchange Commission and specifically to: risks or uncertainties associated with the Corporation's announced sale activities relating to portions of its real estate properties, and, more generally, to: general economic conditions including changes in interest rates and the performance of the financial markets, changes in domestic and foreign laws, regulations and taxes, changes in competition and pricing environments, regional or general changes in asset valuation, as well as general market conditions, competition, pricing and restructurings.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.2        Press release dated June 12, 1997.



                                SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      The Chubb Corporation



Date: June 20, 1997                   By: /s/ Robert Rusis
                                          -------------------------
                                          Name:  Robert Rusis
                                          Title: Senior Vice President
                                                 and General Counsel